Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel Sobolewski, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Amendment No. 1 to the Quarterly Report on Form 10-Q of FlitWays Technology Inc. for the three months ended March 31, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Flitways Technology Inc.

Dated: May 1, 2019

/s/ Daniel Sobolewski
Daniel Sobolewski
President, Chief Executive Officer, Chief Financial
Officer, Treasurer and Director
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

NOTE - These financials are as furnished to the Company by Ex-management Tobi Mac Aro. The reader is advised to review previous two 8-K’s filed.